Exhibit 5.1

March 18, 2019

SMTC Corporation

7050 Woodbine Ave, Suite 300

Markham, Ontario, Canada L3R 4G8

Re:	Registration Statement on Form S-3 Filed by SMTC Corporation

Ladies and Gentlemen:

We have acted as counsel to SMTC Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of:

(a)	shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);
(b)	shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);
(c)	warrants representing rights to purchase the Common Stock or the Preferred Stock (the “Warrants”);
(d)	subscription rights to purchase the Common Stock or the Preferred Stock (the “Rights”); and
(e)

units comprised of one or more of the Common Stock, the Preferred Stock, the Warrants and/or the Rights (the “Units” and, together with the Common Stock, the Preferred Stock, the Warrants and the Rights, the “Securities”).

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement (which may include as an exhibit thereto an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Common Stock will be issued by the Company under the Company’s Certificate of Incorporation, as amended from time to time; (b) any Preferred Stock will be issued under the Company’s Certificate of Incorporation, as amended from time to time, and one or more resolutions of the Company’s Board of Directors (the “Board”) setting forth the terms of the Preferred Stock; (c) any Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) entered into between the Company and an entity identified therein as the warrant agent (the “Warrant Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (d) any Rights will be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) entered into between the Company and an entity identified therein as the rights agent (the “Rights Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and (e) any Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Company and an entity identified therein as the unit agent (the “Unit Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

SMTC CORPORATION

March 18, 2019

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the Board will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.

In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Company’s Certificate of Incorporation and Bylaws, as amended, the Registration Statement, such of the corporate proceedings as have occurred prior to or as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraphs 3, 5 and 7 below, the Company and any Warrant Agent, Rights Agent or Unit Agent, as applicable, will have complied with the terms and conditions of the Warrant Agreement, Rights Agreement or the Unit Agreement, as applicable; (d) at the time of any offering or sale of any Securities, there will be sufficient Common Stock or Preferred Stock, as applicable, authorized and unissued under the Company’s Certificate of Incorporation and not otherwise reserved for issuance; (e) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be; and (f) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

SMTC CORPORATION

March 18, 2019

Based on and subject to the foregoing, we are of the opinion that:

1.

The Common Stock (including any Common Stock duly issued upon the exchange or conversion of convertible Preferred Stock pursuant to the respective terms thereof, or upon the exercise of Warrants pursuant to the terms thereof), when issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.

2.

When (a) the terms of any particular series of Preferred Stock have been established in accordance with the Certificate of Incorporation, as amended from time to time, and applicable corporate proceedings authorizing the issuance and sale of Preferred Stock; (b) an amendment to the Certificate of Incorporation conforming with the law of the State of Delaware regarding the Preferred Stock have been filed with and accepted by the Secretary of State of the State of Delaware; and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, the Preferred Stock (including any Preferred Stock duly issued upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Stock) will be validly issued, fully paid and nonassessable.

3.

When a Warrant Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Warrant Agent, such Warrant Agreement will constitute a valid and legally-binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.

When (a) the applicable Warrants have been duly authorized by the Company; (b) the final terms of the Warrants have been duly established and approved; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Warrants will constitute valid and legally-binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

When a Rights Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Rights Agent, such Rights Agreement will constitute a valid and legally-binding obligation of the Company, enforceable against the Company in accordance with its terms.

SMTC CORPORATION

March 18, 2019

6.

When (a) the applicable Rights have been duly authorized by the Company; (b) the final terms of the Rights have been duly established and approved; and (c) the applicable Rights have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Rights Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Rights will constitute valid and legally-binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

When a Unit Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Unit Agent, such Unit Agreement will constitute a valid and legally-binding obligation of the Company, enforceable against the Company in accordance with its terms.

8.

When (a) the applicable Units have been duly authorized by the Company; (b) the final terms of the Units have been duly established and approved; and (c) the applicable Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Units will constitute valid and legally-binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)

Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)

We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by: (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)

We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Delaware and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

SMTC CORPORATION

March 18, 2019

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours, /s/ Perkins Coie LLP PERKINS COIE LLP